Exhibit 99.1
NEWS BULLETIN

For Further Information:

AT OLD REPUBLIC:	AT PMA CAPITAL CORPORATION:
A.C. Zucaro Chairman & CEO (312) 346-8100	Vincent T. Donnelly President & CEO (610) 397-5298

JOINT NEWS RELEASE
JUNE 10, 2010

Old Republic International Corporation	PMA Capital Corporation
(NYSE: ORI)	(NASDAQ: PMACA)

OLD REPUBLIC AND PMA CAPITAL ANNOUNCE $365 MILLION MERGER AGREEMENT

Chicago, Illinois and Blue Bell, PA, June 10, 2010 – Old Republic International Corporation (NYSE: ORI) (“Old Republic”) and PMA Capital Corporation (NASDAQ: PMACA) (“PMA”) announced today that the companies have entered into a merger agreement pursuant to which Old Republic will acquire all of PMA’s outstanding common stock.  Under the terms of the agreement approved by the boards of directors of both companies, Old Republic will issue 0.55 shares of Old Republic common stock in exchange for each outstanding common share of PMA. Depending on the price of Old Republic’s common stock preceding the closing of the merger, the exchange ratio may be adjusted upwards or downwards, but will not exceed 0.60 or be less than 0.50.  The initial exchange ratio represents a premium of approximately 15% to the closing price of PMA’s common stock on June 8, 2010, the last trading day before the signing of the merger agreement. As of the latter date the transaction therefore attributes a total enterprise value for PMA of approximately $365 million, consisting of $228 million for PMA common shares and $137 million for its debt.

The transaction is expected to close during the third quarter of 2010, subject to approval by PMA’s shareholders, regulatory approvals and other customary closing conditions.

Speaking from PMA’s headquarters, Vincent Donnelly, President and CEO, said that “We are pleased that we were able to reach this agreement with Old Republic, and we believe that this merger will have positive benefits to our shareholders, clients and employees. We expect that this transaction will enable our shareholders to realize greater long-term value than if we continued to operate as a stand-alone entity.  We also believe that the additional financial strength and stability of a larger well diversified company will benefit our clients, employees and other stakeholders.  Following the closing, we will continue to do business as the PMA Companies, and we will maintain our company headquarters in Blue Bell, Pennsylvania with our experienced leadership team and local service locations. We are excited about the opportunity that Old Republic presents for the continued profitable growth of our businesses.”

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In announcing the merger from Old Republic’s Chicago headquarters, Al Zucaro. Chairman and CEO stated that “. . . we are extremely pleased to welcome PMA’s management and all of its associates to our family of companies.  This merger is consistent with our long term strategic plan to grow our General Insurance business. The alliance of our two companies results in a well-capitalized insurance group appropriately positioned to take advantage of the many opportunities and synergies which will no doubt be available to us.  The two companies share a commitment to conservative underwriting and a focus on select industries important to the American economy.  We are convinced that the long-term orientation of the decision to effect this merger will at once provide greater scale, balance and diversification for our general insurance business, and produce enhanced future benefits for the combined shareholder groups.”

B of A Merrill Lynch is acting as exclusive financial advisor and Ballard Spahr LLP as legal counsel to PMA Capital Corporation.  Macquarie Capital acted as financial advisor to Old Republic.

Background
PMA Capital Corporation, headquartered in Blue Bell, Pennsylvania, is a holding company whose operating subsidiaries provide insurance and fee-based services. Insurance products include workers’ compensation and other commercial property and casualty lines of insurance. Fee-based services include third party administrator, managing general agent and program administrator services. The operating subsidiaries are marketed under PMA Companies and include The PMA Insurance Group, PMA Management Corp., PMA Management Corp. of New England and Midlands Management Corporation. As of March 31, 2010, PMA had assets of approximately $2.4 billion and common shareholders’ equity of $418 million or $12.96 per share. The current stock market valuation is approximately $199 million or $6.17 per share.  For additional information visit www.PMACompanies.com.

Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages, principally in the property and liability, mortgage guaranty, and title insurance fields. One of the nation’s 50 largest publicly held insurance organizations, Old Republic has assets of approximately $14.3 billion and common shareholders’ equity of nearly $4.0 billion or $16.90 per share.  Its current stock market valuation is approximately $3.1 billion or $12.86 per share. For the latest news releases and other corporate documents on Old Republic International visit www.oldrepublic.com.

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Forward-looking Statements

This press release includes certain forward-looking statements. The forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Old Republic or PMA  to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the timing and completion of the merger, the ability to obtain regulatory and other approvals relating to the merger, and the effect of this announcement on PMA’s customer relationships, operating results and business generally. These factors also include, but are not limited to, the risks and uncertainties described in Old Republic’s and PMA’s reports filed with the Securities and Exchange Commission (“SEC”).   These filings include the Annual Reports on Form 10-K for the year ended December 31, 2009, which are available at www.sec.gov., Old Republic and PMA disclaim any intention or obligation to update or revise any forward-looking statements, except as required by law.

Additional Information

This press release does not constitute an offer for the sale or exchange of securities. Old Republic will file with the  SEC a registration statement on Form S-4 that will include PMA’s proxy statement  and will also constitute a prospectus of Old Republic.  Old Republic and PMA also plan to file other documents with the SEC regarding the proposed transaction. A definitive proxy statement/prospectus will be sent to PMA’s shareholders. PMA SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, OLD REPUBLIC AND PMA.

Shareholders may obtain free copies of the proxy statement and other documents filed by PMA (when available), at the SEC’s Web site at www.sec.gov or at PMA’s Web site at www.pmacapital.com. The proxy statement and such other documents may also be obtained for free, when they become available from PMA, by directing such request to Investor Relations, PMA Capital Corporation, 380 Sentry Parkway, Blue Bell, Pennsylvania, telephone: 610-397-5298.

PMA and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from PMA Capital’s shareholders in connection with the proposed transaction. Information concerning the interests of those persons is set forth in PMA’s  proxy statement relating to the 2010 annual meeting of shareholders and annual report on Form 10-K for the fiscal year ended December 31, 2009, both filed with the SEC, and will also be set forth in the proxy statement relating to the transaction when it becomes available.

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